UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2005

Commission File Number: 0-17821

ALLION HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2962027
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1660 Walt Whitman Road, Suite 105, Melville, NY 11747

(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 547-6520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 9.01 Financial Statements and Exhibits

On August 10, 2005, Allion Healthcare, Inc. filed a current report on Form 8-K in connection with its acquisition, through its wholly-owned subsidiary Medicine Made Easy, of all right, title and interest in certain assets of Frontier Pharmacy & Nutrition, Inc. doing business as (d/b/a) PMW Pharmacy, Inc., including but not limited to its inventory and customer lists, pursuant to the previously disclosed Asset Purchase Agreement dated August 4, 2005.

Pursuant to Item 9.01 of Form 8-K, set forth below are the financial statements and pro forma financial statements relating to the acquisition of assets of Frontier Pharmacy.

(a)	Financial Statements of Business Acquired

The report of independent auditors and Financial Statements of Frontier Pharmacy & Nutrition, Inc. as of December 31, 2004 and 2003 and for the two years ended December 31, 2004 and the Notes thereto.

The reviewed financial statements of Frontier Pharmacy & Nutrition, Inc. for the six months ended June 30, 2005.

(b)	Pro Forma Financial Information

The unaudited pro forma consolidated balance sheet as of June 30, 2005 and the unaudited pro forma consolidated statements of operations for the year ended December 31, 2004 and the six months ended June 30, 2005

The unaudited pro forma consolidated financial statements of Allion Healthcare, Inc. attached hereto are not necessarily indicative of the results that actually would have been attained if the acquisition had been in effect on the dates indicated or which may be attained in the future. Such statements should be read in conjunction with the historical financial statements of Allion Healthcare, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 14, 2005

Allion Healthcare, Inc.

By:	/s/ James G. Spencer
James G. Spencer Chief Financial Officer, Secretary and Treasurer

Independent Auditor’s Report

To the Board of Directors

Frontier Pharmacy & Nutrition, Inc.

Long Beach, California

We have audited the accompanying balance sheets of Frontier Pharmacy & Nutrition, Inc. as of December 31, 2004 and 2003, and the related statements of income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Frontier Pharmacy & Nutrition, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Des Moines, Iowa	/s/ McGladrey & Pullen, LLP
September 8, 2005

Frontier Pharmacy & Nutrition, Inc.

Balance Sheets

December 31, 2004 and 2003

	2004	2003
ASSETS

CURRENT ASSETS
Cash	$32,941	$509,578
Accounts receivable	1,595,111	1,090,161
Inventories	298,671	271,711
Other current assets	1,475	1,475

Total current assets	1,928,198	1,872,925

EQUIPMENT AND FURNITURE, net of accumulated depreciation 2004 $16,351; 2003 $ 12,848	45,549	48,579

INTANGIBLE ASSETS, net of accumulated amortization 2004 $19,088; 2003 $ 14,509	37,912	42,491

	$2,011,659	$1,963,995

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$962,180	$746,811
Accrued expenses, including $10,070 due stockholder	19,857	—

Total current liabilities	982,037	746,811

LONG TERM DEBT TO STOCKHOLDER	191,803	191,803

STOCKHOLDERS’ EQUITY
Common stock, no par value, authorized 100,000 shares; issued and outstanding 2004 1,250 shares; 2003 1,136 shares	639,874	329,681
Retained earnings	197,945	695,700

	837,819	1,025,381

	$2,011,659	$1,963,995

See Notes to Financial Statements.

Frontier Pharmacy & Nutrition, Inc.

Statements of Income

Years Ended December 31, 2004 and 2003

	2004	2003
Sales, net	$24,009,941	$19,770,960

Cost of sales	20,810,829	17,074,544

Gross profit	3,199,112	2,696,416

Selling, general and administrative expenses	1,180,481	1,145,697

Operating income	2,018,631	1,550,719

Interest expense on long term liability to stockholder	(10,070)	(11,544)

Net income	$2,008,561	$1,539,175

Basic earnings per common share	$1,606.85	$1,441.17

Distributions declared per common share	$2,005.05	$1,254.68

Unaudited proforma net income:
Income before income tax	$2,008,561	$1,539,175
Proforma income tax expense	763,253	584,887

Proforma net income	$1,245,308	$954,288

Weighted average number of shares outstanding	1,250	1,068

See Notes to Financial Statements.

Frontier Pharmacy & Nutrition, Inc.

Statements of Stockholders’ Equity

Years Ended December 31, 2004 and 2003

	Common Stock	Retained Earnings	Total
Balance, December 31, 2002	$1,000	$496,525	$497,525
Net income	—	1,539,175	1,539,175
Issuance of common stock to an employee stockholder for services, at fair value (Note 5)	328,681	—	328,681
Distributions	—	(1,340,000)	(1,340,000)

Balance, December 31, 2003	329,681	695,700	1,025,381
Net income	—	2,008,561	2,008,561
Issuance of common stock to an employee stockholder for services, at fair value (Note 5)	310,193	—	310,193
Distributions	—	(2,506,316)	(2,506,316)

Balance, December 31, 2004	$639,874	$197,945	$837,819

See Notes to Financial Statements.

Frontier Pharmacy & Nutrition, Inc.

Statements of Cash Flows

Years Ended December 31, 2004 and 2003

	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,008,561	$1,539,175
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,082	10,175
Common stock issued for services	310,193	328,681
Changes in working capital components:
Accounts receivable	(504,950)	(222,142)
Inventories	(26,960)	(61,040)
Accounts payable	215,369	74,137
Accrued expenses	19,857	—

Net cash provided by operating activities	2,030,152	1,668,986

CASH FLOWS FROM INVESTING ACTIVITIES, purchase of equipment and furniture	(473)	(13,132)

CASH FLOWS FROM FINANCING ACTIVITIES, distributions	(2,506,316)	(1,340,000)

Net increase (decrease) in cash	(476,637)	315,854

CASH
Beginning	509,578	193,724

Ending	$32,941	$509,578

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION, cash payments for interest	$—	$12,000

See Notes to Financial Statements.

Notes to Financial Statements

Note 1. The Company and Significant Accounting Policies

Nature of business: Frontier Pharmacy & Nutrition, Inc. (the Company) began operations July 8, 2000 and is engaged in the pharmacy business in California. The Company focuses on delivering its specialty pharmacy products primarily to HIV/AIDS patients.

Accounting estimates and assumptions: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Such estimates primarily relate to the allowance for doubtful accounts receivable. Actual results could differ from those estimates.

Accounts receivable: Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables, if any, based on a review of all outstanding amounts. Management reviews the collectibility of accounts receivable by tracking collection and write-off activity. An allowance for estimated uncollectible accounts is adjusted as needed to reflect current collection, write-off and other trends, including changes in assessment of realizable value.

Inventories: Inventories consist mainly of pharmaceuticals that are available for sale. Inventories are recorded at lower of cost or market, cost being determined on a first-in, first-out (FIFO) basis.

Equipment and furniture: Equipment and furniture are recorded at historical cost and depreciated over their estimated useful lives.

Depreciation expense was approximately $3,500 and $5,600 for the years ended December 31, 2004 and 2003, respectively.

Intangible assets: Intangible assets represent the purchase price paid for prescription files and a covenant not to compete acquired in 2000. Intangible assets are being amortized over 15 years using the straight-line method.

Long term liability, stockholder: This liability resulted from a stockholder contributing cash and inventory for initial operations. This liability is presented as long-term as no payment is expected within a one year time period. Interest is paid annually at rates ranging from 5.25% to 6.25%.

Interest expense related to this liability was approximately $10,000 and $12,000 for the years ended December 31, 2004 and 2003, respectively.

Revenue recognition: Revenue is recognized as medications are provided to customers. A substantial portion of the Company’s revenue is billed to third-party payors, including governmental payors, insurance companies and managed-care plans. Revenue is recorded at contractual amounts based on agreements with each third-party payor.

Income taxes: The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. As such, the taxable income of the Company is includable in the individual income tax returns of the stockholders, and the Company generally will not be subject to tax. The unaudited pro forma net income information in the accompanying statements of net income reflects the application of corporate income taxes to the Company’s taxable income of an assumed combined federal and state tax rate of 38%.

Notes to Financial Statements

Credit risk: Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company has all of its cash in two bank accounts. The balances are insured by the Federal Deposit Insurance Corporation (FDIC) for up to $100,000. Such cash balances, at times, may exceed FDIC limits. The Company has not experienced any losses in such accounts. A large portion of the Company’s trade receivables are from third-party reimbursement programs as described in Note 3.

Earnings per share: Basic and diluted earnings per share are computed using the weighted average number of common shares outstanding during the periods. The Company has no potentially dilutive securities outstanding during the periods presented.

Advertising: Advertising costs are expensed as incurred. Advertising costs were approximately $6,000 and $7,000 for the years ending 2004 and 2003, respectively, and were included in selling, general and administrative expenses.

Note 2. Leases

The Company conducts its operation in a premise leased under an operating lease, which expires June 2007. Rental expense was approximately $38,000 and $37,000 for the years ended December 31, 2004 and 2003, respectively. Approximate future minimum monthly rental payments of $3,150 under the noncancelable operating lease with lease terms in excess of one year as of December 31, 2004 will be paid through June 2007.

Note 3. Concentrations of Credit Risk and Major Third-Party Payor

The Company provides prescription medications to customers located in California. A significant number of the Company’s customers have a substantial amount of their costs paid by government sponsored third-party reimbursement programs. Under these California third-party reimbursement programs, the Company had net sales of approximately $22,809,000 and $18,782,000 for the years ended December 31, 2004 and 2003, respectively. At December 31, 2004 and 2003, the Company had an aggregate outstanding receivables from these programs of approximately $1,035,000 and $1,470,000, respectively.

Credit losses relating to customers historically have been minimal and within management’s expectations.

Note 4. Major Suppliers

During the years ended December 31, 2004 and 2003, all of the Company’s purchases of prescription medications were primarily from two vendors. Such purchases are shown as cost of sales on the accompanying statements of income.

Note 5. Stock-Based Compensation

On July 1, 2003, the Company entered into an agreement with a stockholder that granted 136 shares of common stock in consideration for services. On January 1, 2004, the Company entered into another agreement with the same shareholder that granted an additional 114 shares of common stock in consideration for services. The Company recognized compensation expense equal to managements’ estimated fair value of the shares of approximately $310,000 and $329,000 for the years ending December 31, 2004 and 2003, respectively, related to these grants.

Note 6. Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and long-term liability, stockholder approximate their fair value.

Note 7. Subsequent Event

On August 5, 2005, MOMS Pharmacy, Inc., a California corporation and wholly owned subsidiary of Allion Healthcare, Inc., a Delaware corporation, entered into an Asset Purchase Agreement with the owners of 100% of the stock of the Company. On the same day, MOMS Pharmacy acquired patient lists and other tangible and intangible assets owned by the Company as of the date of the closing. As a result of these transactions, the Company voluntarily terminated its S Corporation status.

Frontier Pharmacy & Nutrition, Inc.

Condensed Balance Sheet (Unaudited)
June 30, 2005

ASSETS

CURRENT ASSETS
Cash	$497
Accounts receivable	1,521,569
Inventories	319,000
Other current assets	1,475

Total current assets	1,842,541

Equipment and furniture, net of accumulated depreciation of $16,351	45,549
Intangible assets, net of accumulated amortization of $19,088	37,912

$1,926,002

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES, accounts payable
Accounts payable	$982,236
Accrued expense	10,070

Total current liabilities	992,306

LONG TERM LIABILITY TO SHAREHOLDER	191,803

STOCKHOLDERS’ EQUITY
Common stock, no par value, authorized 100,000 shares; issued and outstanding 1,250 shares	639,874
Retained earnings	102,019

741,893

$1,926,002

See Notes to Unaudited Condensed Financial Statements.

Frontier Pharmacy & Nutrition, Inc.

Condensed Statements of Income (Unaudited)
Six Months Ended June 30, 2005 and 2004
	2005	2004

Sales, net	$12,681,305	$11,350,407

Cost of sales	11,005,437	10,127,023

Gross profit	1,675,868	1,223,384

Selling, general and administrative expenses	409,794	748,724

Net income	$1,266,074	$474,660

Basic earnings per common share	$1,012.86	$379.74

Distributions declared per common share	$199.51	$520.00

Unaudited proforma net income:
Income before income tax	$1,266,074	$474,660
Proforma income tax expense	481,108	180,371

Proforma net income	$784,966	$294,289

Weighted average number of shares outstanding	1,250	1,250

See Notes to Unaudited Condensed Financial Statements.

Frontier Pharmacy & Nutrition, Inc.

Notes to Unaudited Condensed Financial Statements

Note 1.     The Company and Significant Accounting Policies

Nature of business:   Frontier Pharmacy & Nutrition, Inc. (the Company) began operations July 8, 2000 and is engaged in the pharmacy business in California. The Company focuses on delivering its specialty pharmacy products primarily to HIV/AIDS patients.

The accompanying financial statements for the six month periods ended June 30, 2005 and June 30, 2004 are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods. These unaudited financial statements should be read in conjunction with the audited financial statements and notes thereto, for the year ended December 31, 2004. The results of operations for the six months ended June 30, 2005 and 2004 are not necessarily indicative of the results for the entire year.

Accounting estimates and assumptions:   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Such estimates primarily relate to the allowance for doubtful accounts receivable. Actual results could differ from those estimates.

Note 2.     Concentrations of Credit Risk and Major Third-Party Payor

The Company provides prescription medications to customers located in California. A significant number of the Company’s customers have a substantial amount of their costs paid by third-party reimbursement programs. Under California third-party reimbursement programs, the Company had net sales of approximately $12,047,000 and $10,783,000 for the six months ending June 30, 2005 and 2004, respectively. At June 30, 2005, the Company had aggregate outstanding receivables from these programs of approximately $1,522,000.

Credit losses relating to customers historically have been minimal and within management’s expectations.

Note 3.     Major Suppliers

During the six months ending June 30, 2005 and 2004, all of the Company’s purchases of prescription medications were primarily from two vendors. Such purchases are shown as cost of sales on the accompanying statements of income.

Note 4.     Stock-Based Compensation

On January 1, 2004, the Company entered into an agreement with a shareholder that granted 114 shares of common stock in consideration for services. The Company recognized compensation expense equal to the estimated fair value of the shares of approximately $310,000 for the six months ended June 30, 2004 related to the grant.

Frontier Pharmacy & Nutrition, Inc.

Notes to Unaudited Condensed Financial Statements

Note 5.     Subsequent Event

On August 5, 2005, MOMS Pharmacy, Inc., a California corporation and wholly owned subsidiary of Allion Healthcare, Inc., a Delaware corporation, entered into a Asset Purchase Agreement with the owners of 100% of the stock of the Company. On the same day, MOMS Pharmacy acquired patient lists and other tangible and intangible assets owned by the Company as of the date of the closing. As a result of these transactions, the Company voluntarily terminated its S Corporation status.

Pro Forma Consolidated Financial Statements (Unaudited)

The accompanying pro forma consolidated financial statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of Allion Healthcare, Inc. The pro forma consolidated balance sheet as of June 30, 2005 and the pro forma consolidated statements of operations for the year ended December 31, 2004 and the six months ended June 30, 2005 have been prepared as if the Frontier Pharmacy & Nutrition, Inc. (“PMW”) acquisition occurred on January 1, 2004. The pro forma consolidated statements of operations for the year ended December 31, 2004 also has been prepared as if the Specialty Pharmacy, Inc. (“Specialty”) acquisition which occurred on February 28, 2005 and the North American Health Supply, Inc. (“NAHH”) acquisition which occurred on January 1, 2005 had occurred on January 1, 2004. The proforma consolidated statement of operations for the six months ended June 30, 2005 also has been prepared as if the Specialty acquisition occurred at the beginning of the period, thus the actual results from January 1, 2005 through February 28, 2005 were added to Allion’s results of operations.

These pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transaction been effected on the assumed dates. Additionally, future results may vary significantly from the results reflected in the pro forma consolidated income statement due to changes in prices, future transactions and other factors. These statements should be read in conjunction with our audited consolidated financial statements and the related notes for the year ended December 31, 2004 included in our 2004 Form 10-K, the current report on Form 10-Q filed on August 15, 2005 which included the unaudited financial statements for the quarter ended June 30, 2005, the current report on Form 8-K/A filed on March 31, 2005 which included the financial statements of NAHH, the current report on Form 8-K/A filed on April 14, 2005 which included the financial statements of Specialty and the unaudited pro forma financial statements of the combined company, the audited financial statements of PMW for the year ended December 31, 2004 and the reviewed financial statements of PMW for the six months ended June 30, 2005 are included herein. The pro forma information reflects preliminary estimates of the allocation of the amounts paid at closing which may be adjusted.

Allion Health Care, Inc. & Subsidiaries

Proforma Consolidated Statement of Operations (Unaudited)

Year Ended December 31, 2004

	Allion Year Ended 2004	NAHH Year Ended 2004	Specialty Year Ended 2004	Pro Forma Adjustments - NAHH & Specialty		Allion, NAHH & Specialty Pro Forma Consolidated	PMW	Pro Forma Adjustments - PMW	Pro Forma Consolidated
Net sales	$60,080,003	$15,400,938	$26,093,338			$101,574,279	$24,009,941		125,584,220
Cost of goods sold	53,162,201	10,716,273	21,964,563			85,843,037	20,810,829		106,653,866

Gross profit	6,917,802	4,684,665	4,128,775			15,731,242	3,199,112		18,930,354

Operating expenses:

Selling, general & administrative expenses	9,162,734	3,167,781	2,399,491	366,116	(1)	16,007,078	1,180,481	680,219 (7)	17,867,778
				310,955	(2)
				600,000	(6)

Operating income (loss)	(2,244,932)	1,516,884	1,729,284	(1,277,072)		(275,836)	2,018,631	(680,219)	1,062,576

Other income (expense):

Interest expense	(233,460)		(1,242)	(137,750	)(3)	(849,640)	(10,070)		(859,710)
				(72,188	)(4)
				(405,000	)(5)
Loss on disposal of assets	4,466	(25,659)				(21,193)			(21,193)

Total other income (expense)	(228,994)	(25,659)	(1,242)	(614,938)		(870,833)	(10,070)	0	(880,903)

Income before taxes & discontinued operations	(2,473,926)	1,491,225	1,728,042	(1,892,009)		(1,146,668)	2,008,561	(680,219)	181,674

Provision for income taxes	(76,202)					(76,202)			(76,202)

Income (loss) from continuing operations	(2,550,128)	1,491,225	1,728,042	(1,892,009)		(1,222,870)	2,008,561	(680,219)	105,472

Basic income (loss) from Cont. Ops. per common share	$(0.82)					$(0.39)			$.03
Diluted income (loss) from Cont. Ops. per common share	$(0.82)					$(0.39)			$.01

Basic weighted average of common shares outstanding	3,100,000					3,100,000			3,100,000
Diluted weighted average of common shares outstanding	3,100,000					3,100,000			8,977,020

See notes to pro forma consolidated statement of operations

Allion Health Care, Inc. & Subsidiaries

Proforma Consolidated Statement of Operations (Unaudited)

Six Months Ended June 30, 2005

	Allion Six Months Ended June 2005	Specialty Two Months Ended February 2005	Pro Forma Adjustments - Specialty		Allion & Specialty Pro Forma Consolidated	PMW	Pro Forma Adjustments - PMW	Pro Forma Consolidated
Net sales	$51,277,848	$4,566,109			$55,843,957	$12,681,305		$68,525,262
Cost of goods sold	43,563,031	3,569,576			47,132,607	11,005,437		58,138,044

Gross profit	7,714,817	996,533			8,711,350	1,675,868	0	10,387,218
Operating expenses:
Selling, general & administrative expenses	7,435,911	390,173	61,019	(1)	7,887,103	409,794	340,109 (7)	8,637,007

Operating income (loss)	278,906	606,360	(61,019)		824,247	1,266,074	(340,109)	1,750,211
Other income (expense):
Interest expense	(558,573)		(22,958	)(3)	(581,531)			(581,531)
Other income	373,744		(67,500	)(5)	306,244			306,244

Total other income (expense)	(184,829)	0	(90,458)		(275,287)	0	0	(275,287)

Income before taxes & discontinued operations	94,077	606,360	(151,478)		548,959	1,266,074	(340,109)	1,474,924

Provision for income taxes (9)

Income (loss) from continued operations	94,077	606,360	(151,478)		548,959	1,266,074	(340,109)	1,474,924
Deemed dividend on preferred stock	(1,338,047)	—	—		(1,338,047)	—	—	(1,338,047)

Income (Loss) from continuing operations available to common shareholders	$(1,243,970)	$606,360	$(151,478)		$(789,087)	$1,266,074	$(340,109)	$136,877

Basic income (loss) from Cont. Ops. per common share	$(0.35)				$(0.22)			$.04
Diluted income (loss) from Cont. Ops.per common share	$(0.35)				$(0.22)			$.01

Basic weighted average of common shares outstanding	3,587,580				3,587,580			3,587,580
Diluted weighted average of common shares outstanding	3,587,580				3,587,580			9,273,613

See notes to pro forma consolidated statement of operations

Allion Health Care, Inc. & Subsidiaries

Proforma Consolidated Balance Sheet (Unaudited)

June 30, 2005

	Allion	PMW	Pro Forma Adjustments - PMW		Allion & PMW Pro Forma Consolidated
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$23,964,641	$497	(8,881,765	)(8)	$15,082,876
			(497	)(8)
Investments in short term securities	13,387,000				$13,387,000
Accounts receivable, net	9,000,283	1,521,569	(1,521,569	)(8)	9,000,283
Inventories	1,770,591	319,000	(167,235	)(8)	1,922,356
Prepaid expenses and other current assets	1,261,829	1,475	(1,475	)(8)	1,261,829

Total current assets	49,384,344	1,842,541	(10,572,541)		40,654,344

Property and equipment, net	603,001	45,549	(45,549	)(8)	603,001
Goodwill	12,189,156		3,304,004	(8)	15,493,160
Intangible assets	11,388,404	37,912	6,695,996	(8)	18,084,400

			(37,912	)(8)

Other assets	75,190				75,190

TOTAL ASSETS	$73,640,095	$1,926,002	$(656,002)		$74,910,095

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$12,540,413	$992,306	300,000	(8)	$12,840,413
			(992,306	)(8)
Dividends payable
Notes payable-subordinated	1,557,721				1,557,721
Revolving credit line	59,240				59,240
Current portion of capital lease obligations	133,658				133,658
Other current liabilities	100,000		970,000	(8)	1,070,000

Total current liabilities	14,391,032	992,306	277,694		15,661,032

LONG TERM LIABILITIES:
Note payable	673,994				673,994
Capital lease obligations	136,249				136,249
Other	24,189	191,803	(191,803	)(8)	24,189

Total liabilities	15,225,464	1,184,109	85,891		16,495,464

CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock	11,992	639,874	(639,874	)(8)	11,992
Additional paid-in capital	70,211,067				70,211,067

Accumulated income (deficit)	(11,808,428)	102,019	(102,019	)(8)	(11,808,428)

Total stockholders’ equity	58,414,631	741,893	(741,893)		58,414,631

Total liabilities and stockholders’ equity	$73,640,095	$1,926,002	$(656,002)		$74,910,095

See notes to pro forma consolidated financial statements

Footnotes to Unaudited Pro Forma Consolidated Statement of Operations:

(1)	To record amortization expense on the intangibles of $366,116 for the year ended December 31, 2004 ($61,019 for the two months ended February 28, 2005), relating to the acquisition of Specialty.
(2)	To record amortization expense on the intangibles of $310,955 for the year ended December 31, 2004, relating to the acquisition of NAHH.
(3)	To record interest expense of $137,750 for the $1.9 million promissory note for the year ended December 31, 2004 ($22,958 for the two months ended February 28, 2005), relating to the acquisition of Specialty, at an contractual interest rate of 7.25% per annum (prime rate + 2%).
(4)	To record interest expense of $72,188 for the $675,000 and $700,000 promissory notes for the year ended December 31, 2004, relating to the acquisition of NAHH, at an imputed interest rate of 5.25% per annum.
(5)	To record interest expense on borrowings under our revolving credit lines of $405,000 for the year ended December 31, 2004 ($67,500 for the 2 months ended February 28,2005), to fund the acquisitions of NAHH and Specialty. We used $4,500,000 of borrowings under the facility with GE Capital (with interest at the Prime Rate plus 2% per annum) and $1,500,000 of borrowings under the revolving credit line with West Bank (with interest at the Prime Rate per annum).
(6)	To record $600,000 for the year ended December 31, 2004 of contingent consideration as compensation under the Purchase Agreement dated February 28,2005 between Specialty and Michael Tubb.

This amount is payable to Michael Tubb based on his continued employment for one year post acquisition and is non-recurring.

(7)	To record amortization expense on the intangibles of $680,219 for the year ended December 31, 2004 and $340,109 for the six months ended June 30, 2005, relating to the acquisition of PMW
(8)	To record the purchase of inventories and intellectual properties of PMW (the FAS 141 valuation is preliminary and subject to change):

Purchase Price Paid
Cash paid at closing	$8,230,000
Cash paid in advance of closing	500,000
Cash paid for inventory	151,765
Escrow payment due	970,000
Direct acquisition costs	300,000

Total Purchase Price	10,151,765
less: net tangible assets	(151,765)

$10,000,000

Allocation of Purchase Price
Covenant Not to Compete (three year life)	876,822
Referral Lists (fifteen year life)	5,819,174
Workforce (part of goodwill)	110,350
Goodwill	3,193,654

$10,000,000

(9)	For the six months ended June 30, 2005, the Company believes it would be able to use its historical losses to offset taxable income in the Pro Forma Consolidated Statement of Operations.